EXHIBIT 99.A

News For Immediate Release

Colorado Interstate Gas Company Announces Rate Case Settlement

HOUSTON, TEXAS, August 9, 2006—El Paso Corporation (NYSE: EP) announced today that its wholly owned subsidiary, Colorado Interstate Gas Company (CIG), has received Federal Energy Regulatory Commission (FERC) approval of its general rate case, which establishes rate certainty for its customers through September 2010. CIG filed a negotiated settlement of its rate case before making a filing under Section 4 of the Natural Gas Act.

"We are very proud of the support we received from our customers regarding this rate case settlement," said Jim Cleary, president of El Paso's Western Pipelines. "To achieve an uncontested settlement, especially prior to the filing of the case, is a terrific accomplishment."

The rate case settlement preserves the status quo as to services on the CIG system, with rate levels for several of those services increasing only modestly since the last rate change five years ago.

El Paso Corporation provides natural gas and related energy products in a safe, efficient, dependable manner. The company owns North America’s largest natural gas pipeline system and one of North America’s largest independent natural gas producers. For more information, visit www.elpaso.com.

Cautionary Statement Regarding Forward-Looking Statements
This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, changes in unaudited and/or unreviewed financial information; our ability to obtain necessary governmental approvals for proposed pipeline projects and our ability to successfully construct and operate such projects; the risks associated with recontracting of transportation commitments by our pipelines; regulatory uncertainties associated with pipeline rate cases; general economic and weather conditions in geographic regions or markets served by the company and its affiliates, or where operations of the company and its affiliates are located; the uncertainties associated with governmental regulation; competition; and other factors described in the company’s (and its affiliates’) Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.

Contacts
Investor and Public Relations
Bruce L. Connery, Vice President
(713) 420-5855

Media Relations
Richard Wheatley, Manager
(713) 420-6828